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                                                               OTHER EXHIBIT (H)


                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that John S. McCune constitutes and appoints David I. Goldstein, Thomas G. Sheehan, John Y. Keffer and Anthony C.J. Nuland and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement on Form N-1A and any or all amendments thereto of Norwest Advantage Funds, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof; the execution of this power of attorney shall revoke any and all previous powers of attorney with respect to the same matters.


                                                     /s/ JOHN S. MCCUNE
                                                     ---------------------------
                                                     John S. McCune


Dated:  September 10, 1997